Exhibit 10.27

FIRST AMENDMENT TO
CONSULTING AGREEMENT

THIS FIRST AMENDMENT TO CONSULTING AGREEMENT (this "Amendment"), is made effective as of December 21, 2016, by and between Covenant Transportation Group, Inc., a Nevada corporation (the "Company"), and Herbert J. Schmidt (the "Consultant"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement (as hereinafter defined).

WHEREAS, the Company and the Consultant are parties to that certain Consulting Agreement, effective as of July 11, 2016 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Agreement"), pursuant to which the Consultant agreed to perform certain services for the Company on the terms more specifically provided therein.

WHEREAS, the Company has requested certain amendments to the Agreement and, subject to the terms and conditions hereof, the Consultant is willing to agree to such amendments, and the parties have agreed to effect such amendments through this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

1.          Amendments.  The Agreement is hereby amended as follows:

a.          Section 3 of the Agreement is hereby amended and restated in its entirety to read as follows:

3.          Term and Termination.

The term of this Agreement shall begin on the Effective Date, and shall continue until December 31, 2016 (the "Initial Term"). Following the Initial Term, this Agreement will be automatically renewed on January 1, 2017, and continue until this Agreement is terminated by the Company or the Consultant upon thirty days' advance written notice to the other party (the "Renewal Term"). The Initial Term and the Renewal Term are collectively referred to as the "Term." The terms or obligations of Sections 2.3, 2.4, 5.1, 5.2, and 6 of this Agreement shall survive the termination or cancellation of this Agreement.

b.          The compensation structure set forth on Schedule 1, attached to the Agreement and referenced in Section 2.1 thereof, is hereby amended by replacing such compensation structure in its entirety with the following:

During the Initial Term of this Agreement, the Consultant shall be compensated in the amount of $18,333.33 per month, payable in arrears on the last day of each month during the Initial Term, and prorated for any partial month.

During the Renewal Term of this Agreement, the Consultant shall be compensated in the amount of $2,000.00 per day for every day in which the Consultant is on-site at a Company location to perform consulting services or is travelling to or from a Company location to perform consulting services. The Consultant shall submit to the Company a monthly report of days so devoted following the last day of each month during the Renewal Term. The Consultant's invoices shall be paid in accordance with the Company's customary practices.

2.          Effect of Amendment.  All terms of the Agreement, as amended hereby, shall be and remain in full force and effect and shall constitute the legal, valid, binding, and enforceable obligations of the Company and the Consultant.

3.          Counterparts.  This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument. Facsimile or electronic counterparts will be effective.

4.          Entire Understanding.  This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above set forth.

COMPANY:		CONSULTANT:

Covenant Transportation Group, Inc.

By:	/s/ David R. Parker	/s/ Herbert J. Schmidt
Name:	David R. Parker	Herbert J. Schmidt
Title:	Chairman and Chief Executive Officer

[Signature Page to First Amendment to Consulting Agreement]

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